Harbor Custom Development, Inc., Announces Interim CEO at the Annual Meeting of Shareholders

TACOMA, Wash., July 13, 2023, (GLOBENEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,”or the “Company”), a real estate company involved in all aspects of the land development cycle, announced Jeff Habersetzer as the Company’s Interim Chief Executive Officer and Interim President at the annual meeting of shareholders held on Wednesday, July 12, 2023, effective immediately.

Mr. Habersetzer, who has served as Harbor’s Chief Operating Officer, General Counsel, and Corporate Secretary, has been with the Company since 2019 and has played an integral role in the growth and success of the Company. Mr. Habersetzer has an extensive background in the real estate industry and previously owned a legal practice specializing in real estate and corporate law.

The founder and former Chief Executive Officer of Harbor, Sterling Griffin, began the meeting by announcing his retirement. He expressed gratitude for the opportunity to lead Harbor for the past nine years and expressed confidence in Mr. Habersetzer’s leadership, “I am confident in Interim CEO Jeff Habersetzer’s ability to manage this transition successfully. His determination and strategic vision for Harbor’s future will provide the Company with a solid platform for prosperity focused on enhancing shareholder value.”

“I am honored to serve as Harbor's Interim CEO and Interim President. My main objective is to ensure the long-term stability of the HCDI brand. I am confident we can achieve our objectives and increase shareholder value by pursuing our strong business model, maximizing our portfolio, and continuing our ongoing efforts to improve efficiency,” stated Jeff Habersetzer, Interim Chief Executive Officer and Interim President of Harbor Custom Development, Inc.

During the meeting, shareholders re-elected five current directors and appointed D. David Chandler to fill the vacancy on the Board of Directors, effective immediately. Mr. Chandler is an independent director in accordance with the applicable rules of the Nasdaq stock exchange. Mr. Chandler is a senior financial executive with more than 35 years in finance, strategic planning and business management, mergers & acquisitions, investor relations, and accounting experience.

“We are delighted to announce Jeff as the Interim CEO. The board has full confidence in his abilities and expects him to excel in this role. Additionally, we extend a warm welcome to David, our newest board member. With his extensive experience and independent perspective, we are optimistic about the future of Harbor,” stated Karen Bryant, Lead Independent Director of Harbor’s Board of Directors.

The shareholders approved the ratification of the appointment of Rosenberg Rich Baker Berman, P.A. as the Company’s independent registered public accounting firm for the year ending 2023, and the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers during the fiscal year ended 2022.

About Harbor Custom Development, Inc.
Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle, including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartments and single-family luxury homes, Harbor Custom Development's business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20 to 60-minute commute of the nation's fastest-growing metro employment corridors.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including, without limitation, those set forth in the Company's filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations
Hanover International
IR@harborcustomdev.com
866-744-0974

Jeff Habersetzer was announced as Interim CEO and Interim President, effective immediately.